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                                                                   Exhibit 10.18


                        ATLANTIC EXPRESS TRANSPORTATION CORP.

                  $150,000,000 10 3/4% Senior Secured Notes due 2004


                 ASSUMPTION AGREEMENT TO REGISTRATION RIGHTS AGREEMENT


                                                               December 12, 1997




JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California  90025

Ladies and Gentlemen:

          ATLANTIC EXPRESS TRANSPORTATION CORP., a New York corporation (the "Company"), issued and sold to Jefferies & Company, Inc. (the "Original Purchaser"), upon the terms set forth in a Purchase Agreement, dated February 4, 1997 (the "Original Purchase Agreement") $110,000,000 aggregate principal amount of the Company's 10 3/4% Senior Secured Notes due 2004, Series A, including the guarantees endorsed thereon (the "Original Notes"), and upon the terms set forth in a Purchase Agreement, dated August 7, 1997 (the "Additional Purchase Agreement"), $40,000,000 aggregate principal amount of the Company's 10 3/4% Senior Secured Notes due 2004, Series A, including the guarantees endorsed thereon (the "Additional Notes").

         The Company has recently incorporated the following three wholly owned subsidiaries: Atlantic-Chittenango Real Property Corp., a New York corporation, Jersey Business Land Co., Inc., a New Jersey corporation, and 201 West Sotello Realty, Inc., a California corporation (the "Additional Subsidiaries"). Each of the Additional Subsidiaries hereby agrees with you as follows:

         1.   Registration Rights Agreement.  Each of the Additional
Subsidiaries:

         (a) hereby agrees to all of the provisions of the Registration Rights Agreement, dated February 4, 1997 (the "Registration Rights Agreement") among the

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Company, each of the Guarantors named therein and the Original Purchaser (as amended, supplemented or otherwise modified prior to the date hereof); and

         (b) effective on the date hereof becomes a party to the Registration Rights Agreement, as a Guarantor, with the same effect as if such Additional Subsidiary were an original signatory to the Registration Rights Agreement (with the representation and warranties contained therein being deemed to be made by such signatory as of the date hereof).

         2. Purchase Agreement. Each of the Additional Subsidiaries agrees that, as provided in the Additional Purchase Agreement, holders of the Additional Notes (including subsequent transferees) will have the same registration rights as the registration rights accorded to the holders of the Original Notes, as such rights were set forth in the Registration Rights Agreement.

         3. Obligations of Additional Subsidiaries. The obligations of the Additional Subsidiaries under the Registration Rights Agreement are identical to the obligations of the Guarantors thereunder, whether the latter obligations arose prior to, contemporaneously with, or after the date hereof.

         4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to any principles of conflicts of law).

                                      2

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                         GUARANTORS



ATLANTIC-CHITTENANGO REAL         JERSEY BUSINESS LAND CO., INC.
 PROPERTY CORP.



By: /s/Domenic Gatto                      By: /s/Domenic Gatto
   ------------------------------            ----------------------------
    Name: Domenic Gatto                      Name: Domenic Gatto
    Title:President, Chief Executive         Title:President, Chief Executive
    Officer                                  Officer



201 WEST SOTELLO REALTY, INC.

By: /s/Domenic Gatto
   ------------------------------
    Name: Domenic Gatto
    Title:President, Chief Executive Officer